UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) April 21, 2005

                          NATIONAL R.V. HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                       0-22268              33-0371079
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 (State or other jurisdiction      (Commission File No.)    (I.R.S. Employer
       of incorporation)                                  Identification No.)

                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 943-6007

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.  Entry into a Material Definitive Agreement.

     On April 21, 2005, National R.V. Holdings, Inc. (NYSE: NVH), National R.V., Inc. and Country Coach, Inc. (together, the "Borrowers") and UPS Capital Corporation (the "Lender"), executed a certain Loan Modification Agreement No. 5 (the "Amendment"), amending that certain Loan and Security Agreement, dated as of August 28, 2002, between the Lender and the Borrowers (the "Loan and Security Agreement"). The Amendment extends the term of the loan made under the Loan and Security Agreement. As a result of the Amendment, such loan shall now terminate and the amounts due thereunder shall become due and payable on January 31, 2006. Additionally, an increase in the maximum amount available to the Borrowers under the Loan and Security Agreement from $15,000,000 to $20,000,000 shall continue in effect through January 31, 2006.


Item 9.01(c).  Financial Statements and Exhibits

     99.1 Press Release of National R.V. Holdings, Inc. dated April 26, 2005

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                          NATIONAL R.V. HOLDINGS, INC.



                                          By:  /s/ JOSEPH W. HANSEN
                                               Joseph W. Hansen
                                               Chief Financial Officer



Date:  April 26, 2005

                                                                    Exhibit 99.1

                                    NATIONAL RV HOLDINGS INC.

 FOR IMMEDIATE  RELEASE                                               Contact:
                                                         Joseph Hansen, CFO or
                                       Donna Dolan/Director, Investor Relations
                                                                    800.322.6007
                                                                     ir@nrvh.com

  National RV Holdings Obtains Increase in Line of Credit and Extension of Term

Perris, California, April 26, 2005 - National RV Holdings, Inc. (NYSE: NVH), today announced that it has signed a Loan Modification Agreement, amending the terms of its existing asset-based revolving credit facility with UPS Capital Corporation.

The maximum availability under the line has been increased from $15 million to $20 million, providing additional liquidity for the Company. The agreement also modified the initial term of the line of credit, which was originally set to expire in August of 2005. It has been extended to January 31, 2006.

Joseph Hansen, National RV Holding's chief financial officer commented, "We are very pleased to close this transaction with UPS Capital so quickly and at such favorable terms. The extension of this credit facility will provide us with additional time to assess our needs and identify appropriate financing to meet our capital requirements going forward."

National R.V. Holdings, Inc., through its two wholly owned subsidiaries, National RV, Inc. (NRV) and Country Coach, Inc. (CCI), is one of the nation's leading producers of motorized recreation vehicles. NRV is located in Perris, California where it produces Class A gas and diesel motor homes under model names Dolphin, Islander, Sea Breeze, Tradewinds and Tropi-Cal. CCI is located in Junction City, Oregon where it produces high-end Class A diesel motor homes under the model names Affinity, Allure, Inspire, Intrigue, Lexa and Magna, and bus conversions under the Country Coach Prevost brand.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; any material weaknesses in the Company's internal control over financial reporting or any failure to implement required new or improved controls; the Company's dependence on chassis suppliers; potential liabilities under dealer/lender repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


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